FOR IMMEDIATE RELEASE                    Contact:
                                          Norman Smagley
                                          First Merchants Acceptance Corp.
                                          (847) 267-8777
                                               or
                                           Larry Parnell
                                           Amen & Associates
                                           (212) 448-4257


         First Merchants Completes $50 Million Loan Sale
                   Estimates 1996 Restatement


DEERFIELD, IL - May 15, 1997 - First Merchants Acceptance Corporation (NASDAQ:FMAC), today announced that it had completed the sale of $50 million of
existing sub-prime auto finance loans to Greenwich Capital Markets, Inc.   The
proceeds from the sale were used to pay down borrowings under the Company's bank syndicated line of credit.

"This transaction represents the first step in implementing the comprehensive financing package announced last week. It is our expectation that the $50 million of loans, together with other recent loan production, would be packaged by Greenwich Capital for a future securitization. Upon completion of the securitization, the Company would have the benefit of the servicing spreads on all the loans securitized, including those sold to Greenwich Capital. We are very pleased with how quickly Greenwich Capital has responded to our short term financing needs", said Rick Uhl, Co-Chief Executive Officer of First Merchants Acceptance Corporation.

Co-Chief Executive Officer Bill Plamondon reported, "The addition of Greenwich Capital as our financial partner enables First Merchants to continue to pursue its goal of becoming the number one automobile specialty finance company. We are moving quickly to streamline our organization and processes to ensure faster and more consistent responses to our dealer customers."

Commenting on the Company's progress in completing the restatement of the financial statements for 1996, and finalizing results for first quarter 1997, Senior Vice President and Chief Financial Officer Norman Smagley said, "Results for these periods are expected to be released by the end of June. Our current estimate is that restated net earnings for 1996 will be between $0.50 and $0.70 per share, versus the $1.56 originally reported." Smagley also said, "No one should rely on either the previously published 1996 financial statements, or the related independent auditors' report."

First Merchants is a national specialty finance company, primarily engaged in financing the purchase of used automobiles by consumers who have limited access to traditional sources of credit. The Company acquires dealer-originated retail installment contracts from franchised and independent automobile dealers and financial institutions in 37 states.

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Safe Harbor Language


This press release contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, and management's plans and objectives. Such statements are subject to various risks and uncertainties which could cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Such risks and uncertainties include the availability of financing on terms and conditions acceptable to the Company, the ability of the Company to securitize its finance contracts in the asset-backed securities market on terms and conditions acceptable to the Company, changes in the quality or composition of the serviced finance contract receivable portfolio, and the ability of the Company to consummate its previously announced proposed financing arrangements with Greenwich Capital Markets, Inc. Certain of these as well as other risks and uncertainties are described in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The Company undertakes no obligation to update any such factor or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.